UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 7, 2004
Date of Report (Date of earliest event reported)

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	000-27372 (Commission File No.)	04-2114473 (IRS Employer Identification No.)

32 Hampshire Road, Salem, New Hampshire 03079
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(603) 893-8778

Not applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

On April 12, 2004, the Company engaged Vitale, Caturano & CompanyPC to audit its financial statements for the year ended December 31, 2004. During the two most recent fiscal years and through April 12, 2004, the Company did not consult with Vitale, Caturano & CompanyPC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a "reportable event," as such term is used in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act, as amended. The Company has provided Vitale, Caturano & CompanyPC with a copy of the foregoing disclosures.

On April 7, 2004, Deloitte & Touche LLP informed the Company that it was resigning as the Company's independent auditors. The resignation was the decision of Deloitte & Touche LLP and was not recommended or approved by the Audit Committee of the Board of Directors. During the two most recent fiscal years and the interim period preceding receipt of Deloitte & Touche LLP's letter, there were no (i) disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report or (ii) "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act, as amended.

Deloitte & Touche LLP was retained as the Company's independent auditors for fiscal year 2003. The independent auditors' report of Deloitte & Touche LLP, dated March 29, 2004, relating to the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 expressed an unqualified opinion and included explanatory paragraphs relating to i) substantial doubt with respect to the Company's ability to continue as a going concern, ii) the change in 2002 in the method of accounting for goodwill and intangible assets, and iii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which Deloitte & Touche LLP expressed no opinion or other form of assurance other than with respect to such disclosures. The independent auditors' report referred to above contained no other adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

The Company has provided Deloitte & Touche LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to this Form 8-K is a copy of Deloitte & Touche LLP's letter dated April 13, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statement of Businesses Acquired.

          None.

(b) Pro Form Financial Information.

         None.

(c) Exhibits

         16.1 Letter from Deloitte & Touche LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date:	April 13, 2004	By:	/s/ Francis J. O'Brien Francis J. O'Brien Chief Financial Officer and Secretary

2 / STKR /	END	FORM 8-K

Exhibit 16.1

April 13, 2004

Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of StockerYale, Inc.'s Form 8-K dated April 7, 2004 and have the following comments:

1.	We agree with the statements made in paragraphs 2, 3 and 4, except with respect to the portion of the second sentence of paragraph 2 in which the Company reports that our resignation "was not recommended or approved by the Audit Committee of the Board of Directors" as we have no basis on which to agree or disagree with the statement.
2.	We have no basis on which to agree or disagree with the statements made in paragraph 1.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
     DELOITTE & TOUCHE LLP

Exhibit 16.1 / STKR /	END	FORM 8-K